EXHIBIT 10.3
Quovadx, Inc.
2006 Equity Incentive Plan
Approved By Board on: April 20, 2006
Approved By Stockholders: June 22, 2006
Amended and Restated July 21, 2006
Termination Date: April 20, 2016
1.	General.
     (a) Amendment and Restatement of Prior Plans. This Plan is an amendment and restatement of the Company’s existing 1997 Stock Plan and 2000 Nonstatutory Stock Option Plan (the “Prior Plans”). The Prior Plans are hereby amended and restated in their entirety as the 2006 Equity Incentive Plan, effective as of the Effective Date (as defined below). Except as otherwise expressly provided herein, upon the Effective Date, all Stock Awards granted under the Prior Plans will automatically become subject to the terms and conditions of this Plan, as set forth herein.
     (b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.
     (c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
     (d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
     (e) Definitions. Capitalized terms are defined in Section 13.
2.	Administration.
     (a) Administration of the Plan. The “Administrator” of the Plan shall be the Board, except to the extent that the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
     (b) Powers of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted

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(which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
          (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.
          (iii) To settle all controversies regarding the Plan and Awards granted under it.
          (iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
          (v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.
          (vi) To amend the Plan, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
          (vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.
          (viii) To amend the Plan in any respect the Administrator deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.
          (ix) To amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Administrator discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

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          (x) Generally, to exercise such powers and perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
          (xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.
     (c) Delegation to Committee(s).
          (i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. Different Committees may administer the Plan with respect to different groups of Participants. The Board may retain the authority to concurrently administer the Plan with a Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
          (ii) Section 162(m) and Rule 16b-3 Compliance. To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Board may delegate the power to grant and administer such Awards to a Committee of two or more Outside Directors. To the extent that the Board determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Board may delegate the power to grant and administer such Awards to a Committee of two or more Non-Employee Directors and take such other action as may be required for such compliance.
     (d) Effect of Administrator’s Decision. All determinations, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
     (e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.
3.	Shares Subject to the Plan.
     (a) Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards (some or all of which may be Incentive Stock Options) shall not exceed, in the aggregate, eight million three hundred seventy-four thousand one hundred fifty-four (8,374,154) shares of Common Stock. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (including, without limitation, all Stock Awards outstanding under the Prior Plans on the Effective Date) (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Company’s common stock that may be issued pursuant to the Plan.

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     (b) If any shares of Common Stock issued pursuant to a Stock Award (including, without limitation, all Stock Awards outstanding under the Prior Plans on the Effective Date) are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. In addition, any shares reacquired by the Company pursuant to Section 8(e) or as consideration for the exercise of an Option shall again become available for Stock Awards under the Plan (including awards of Incentive Stock Options), provided that the total number of shares of Common Stock issued pursuant to the exercise of Incentive Stock Options over the term of the Plan shall not exceed the aggregate share reserve set forth in Section 3(a), as adjusted for Capitalization Adjustments and the annual increases described in Section 3(a).
     (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Options and Stock Appreciation Rights covering more than one million five hundred thousand (1,500,000) shares of Common Stock, provided however, that in the calendar year of an Employee’s commencement of Continuous Service, an Employee shall be eligible to be granted Options and Stock Appreciation Rights covering up to (but no more than) three million (3,000,000) shares of Common Stock.
     (d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.
4.	Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Code Sections 424(e) and (f)). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
     (c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.
5.	Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on

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exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:
     (a) Term. Subject to the provisions of Section 4(b) (relating to Ten Percent Stockholders), no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.
     (b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
     (c) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
     (d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Administrator in its sole discretion, by any combination of the methods of payment set forth below. The Administrator shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(d) are:
          (i) by cash or check;
          (ii) bank draft or money order payable to the Company;
          (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
          (iv) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
          (v) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price;

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provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
          (vi) in any other form of legal consideration that may be acceptable to the Administrator.
     (e) Transferability of Options. The Administrator may, in its sole discretion, impose such limitations on the transferability of Options as the Administrator shall determine. In the absence of such a determination by the Administrator to the contrary, the following restrictions on the transferability of Options shall apply:
          (i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Administrator may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.
          (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.
          (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (f) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (that may be based on the satisfaction of Performance Goals or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
     (g) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the

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Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
     (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (k) Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.
     (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the

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Administrator determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Administrator otherwise specifically provides in the Option.
6.	Provisions of Stock Awards other than Options.
     (a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Administrator’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Administrator. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Administrator in its sole discretion and permissible under applicable law.
          (ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Administrator.
          (iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
          (iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Administrator shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
     (b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

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          (i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Administrator in its sole discretion and permissible under applicable law.
          (ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
          (iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Administrator and contained in the Restricted Stock Unit Award Agreement.
          (iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Administrator, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
          (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Administrator and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Administrator. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
          (vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
          (vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Administrator and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.
     (c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in

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tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
          (i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.
          (ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.
          (iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Administrator at the time of grant of the Stock Appreciation Right.
          (iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Administrator may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
          (v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
          (vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Administrator and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. An appreciation distribution in respect to a Stock Appreciation Right that is paid in a form of consideration other than Common Stock shall not reduce the share reserve.
          (vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock

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Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
          (viii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Administrator and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.
     (d) Performance Awards.
          (i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 6(d) shall not exceed the value of five hundred thousand (500,000) shares of Common Stock; provided however, that the maximum benefit to be received by a Participant in the calendar year of such Participant’s commencement of Continuous Service shall not exceed the value of one million (1,000,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Administrator may determine that cash may be used in payment of Performance Stock Awards.
          (ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 6(d) shall not exceed one million dollars ($1,000,000). The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Administrator may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

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     (e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.	Covenants of the Company.
     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.
     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
     (c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
8.	Miscellaneous.
     (a) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.
     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
     (c) No Employment or Other Service Rights. Neither the provisions of the Plan, a Stock Award Agreement nor any other agreement executed in connection with a Stock Award shall give any Participant the right to continue providing services to the Company or an Affiliate,

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nor shall such provisions and documents interfere in any way with the Participant’s right or the Company’s right to terminate the Participant’s service at any time, with or without cause.
     (d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company (A) as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and (B) that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
     (e) Withholding Obligations. The Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.
     (f) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
     (g) Deferrals. To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Administrator may provide for distributions while a Participant is still an employee. The Administrator is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
     (h) Compliance with 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement

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evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
9.	Adjustments upon Changes in Common Stock; Other Corporate Events.
     (a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Administrator shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Sections 3(a) and 3(b), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(c) and 6(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive.
     (b) Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Administrator may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion. The Administrator shall notify each Participant of the proposed dissolution or liquidation and the treatment of such Participant’s Stock Awards pursuant to this Section 9(b) no later than fifteen (15) days prior to the effective date of such proposed transaction.
     (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Administrator at the time of grant of a Stock Award.

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          (i) Stock Awards May Be Assumed. Except as otherwise provided in the applicable Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Administrator in accordance with the provisions of Section 2.
          (ii) Stock Awards Not Assumed. Except as otherwise provided in the applicable Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that have not expired or terminated as of the time the Corporate Transaction is consummated, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full. The Administrator shall notify the holders of such Stock Awards that they shall be exercisable (if applicable) for a period of fifteen (15) days from the date of such notice, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).
          (iii) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Administrator may provide, in its sole discretion, that the holder of any Stock Award that is not exercised prior to such effective time will receive a payment, in such form as may be determined by the Administrator, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.
     (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

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10.	Termination or Suspension of the Plan.
     (a) Plan Term. Unless sooner terminated by the Administrator pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
11.	Effective Date of Plan.
     The Prior Plans shall be in force under the terms and conditions set forth in the Prior Plan, as amended, until the Effective Date. The terms and conditions as set forth herein shall become effective on the Effective Date.
12.	Choice of Law.
     The law of the State of Colorado shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.
13.	Definitions. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:
     (a) “Administrator” has the meaning ascribed to such term in Section 2(a) hereof.
     (b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act. The Administrator shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
     (c) “Award” means a Stock Award or a Performance Cash Award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
     (f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

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          (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) upon the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
          (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
          (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
          (iv) individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).
     The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

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     The Administrator may, in its sole discretion and without Participant consent, amend the definition of “Change in Control” to conform to the definition of “Change of Control” under Section 409A of the Code, as amended, and the Treasury Department or Internal Revenue Service Regulations or Guidance issued thereunder.
     Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
     (g) “Code” means the Internal Revenue Code of 1986, as amended.
     (h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
     (i) “Common Stock” means the common stock of the Company.
     (j) “Company” means Quovadx, Inc., a Delaware corporation.
     (k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
     (l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
     (m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

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          (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
          (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
          (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
     (n) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.
     (o) “Director” means a member of the Board.
     (p) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code and, for purposes of any deferred compensation under this Plan, has the meaning set forth in Section 409A of the Code and Section 223(d) of the Social Security Act, with respect to amounts subject to Section 409A of the Code.
     (q) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2006 provided this Plan is approved by the Company’s stockholders at such meeting.
     (r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
     (s) “Entity” means a corporation, partnership, limited liability company or other entity.
     (t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

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     (v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. Unless otherwise provided by the Administrator, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the last market trading day prior to the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Administrator in good faith.
     (w) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (y) “Nonstatutory Stock Option” means any Option other than an Incentive Stock Option.
     (z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
     (bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     (cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

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     (dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(e).
     (ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
     (hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).
     (jj) “Performance Criteria” means the one or more criteria that the Administrator shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; (xxviii) market capitalization; and (xxix) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Administrator shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

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     (kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. At the time of the grant of any Award, the Administrator is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.
     (ll) “Performance Period” means the period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.
     (mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).
     (nn) “Plan” means this Quovadx, Inc. 2006 Equity Incentive Plan.
     (oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
     (pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
     (rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
     (ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (tt) “Securities Act” means the Securities Act of 1933, as amended.
     (uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

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     (vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
     (ww) “Stock Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
     (xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company, or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
     (zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
     IN WITNESS WHEREOF, this Amended and Restated 2006 Equity Incentive Plan has been executed to evidence the adoption and effectiveness hereof as of July 21, 2006.

QUOVADX, INC.
By:	/s/ Linda K. Wackwitz
Linda K. Wackwitz, Secretary

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